Exhibit 99.1

Bed Bath & Beyond, Inc.
Distributes Dividend of Warrants to Shareholders

MURRAY, Utah – October 8, 2025 – Bed Bath & Beyond, Inc. (NYSE: BBBY) (the “Company”), owner of Bed Bath & Beyond, Overstock, buybuy BABY, and a blockchain asset portfolio, today announced that it distributed warrants to purchase shares of Company common stock (“Warrants”) to its shareholders on Tuesday, October 7, 2025 (the “Distribution Date”), in accordance with the previously declared shareholder warrant dividend. As previously announced, each shareholder of record as of October 2, 2025 (the “Record Date”) received one (1) Warrant for every ten (10) shares of Company common stock held, rounded down to the nearest whole Warrant.

The Warrants have been distributed by the Company’s warrant agent and will be exercisable for cash following the Distribution Date, in accordance with the terms of the warrant agreement, a form of which was filed as an exhibit to the Form 8-A Warrant registration statement with the U.S. Securities and Exchange Commission on October 6, 2025.  Each Warrant holder will receive a statement reflecting the distribution, which will be mailed within 1-2 business days.  We have applied for the Warrants to be listed on the New York Stock Exchange (“NYSE”) under the ticker BBBY WS, and we anticipate that the Warrants will be available to trade on the NYSE as early as Monday, October 13, 2025.

Warrant Terms

•	Eligibility: Shareholders must be a shareholder of record on the October 2, 2025 Record Date to receive warrants.
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Ratio: Stockholders received one (1) warrant for each ten (10) shares of common stock held as of the Record Date of October 2, 2025, rounded down to the nearest whole number for any fractional warrant. As an example, a shareholder who owns 320 or 327 shares of common stock would receive 32 warrants.

•	Exercise Price: Each warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $15.50.
•	Expiration: The warrants will expire at 5:00 p.m. New York City time on October 7, 2026, unless the Alternate Expiration Date Price Condition is triggered.
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Alternate Expiration Price Condition: If the Company’s common stock equals or exceeds $18.60 for at least 20 trading days out of a 30-trading day period, the Company has the right but not the obligation to accelerate the expiration date of the warrants to the business day immediately following the Alternate Expiration Date.

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Exercisability: The warrants are exercisable beginning as of the date a registration statement on Form S-3 registering the issuance of the shares upon exercise of the of the warrants has been declared effective by the SEC and may be exercised at any time through the Expiration Date.

Frequently asked questions and answers relating to the warrant dividend distribution are available at https://investors.beyond.com/.

About Bed Bath & Beyond, Inc.

Bed Bath & Beyond, Inc. (NYSE:BBBY), based in Murray, Utah, is an ecommerce-focused retailer with an affinity model that owns or has ownership interests in various retail brands, offering a comprehensive array of products and services that enable its customers to enhance everyday life through quality, style, and value. The Company currently owns Bed Bath & Beyond, Overstock, buybuy BABY, and now Kirkland’s Home, as well as other related brands and websites and a blockchain asset portfolio inclusive of tZERO, GrainChain, and other assets. The Company regularly posts information and updates on its Newsroom and Investor Relations pages on its website, bedbathandbeyond.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to: our expectations regarding the warrant dividend and distribution; the anticipated Exercise Start Date and Distribution Date for the warrant distribution; if and when the Alternate Expiration Date Price Condition may be satisfied, the potential gross proceeds resulting from warrant exercises; the expected use of proceeds from any proceeds received from warrant exercises; the acceptance to trading of the warrants on the New York Stock Exchange; and the price of those warrants and the existence of a market for those warrants. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 25, 2025, our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, and in our subsequent filings with the SEC.

Investor Relations
ir@beyond.com
pr@beyond.com

Source: Bed Bath & Beyond, Inc.